UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Verastem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Verastem Oncology Announces 2020 Annual Meeting Of

Stockholders To Be Held As Virtual Meeting

BOSTON—(BUSINESS WIRE) — April 21, 2020 — Verastem, Inc. (NASDAQ: VSTM) (the “Company”), today announced that, in light of public health and safety precautions related to COVID-19, including restrictions on in-person gatherings, the Company’s 2020 annual meeting of stockholders will be changed from an in-person meeting to a virtual-only meeting. As previously announced, the annual meeting will be held on May 19, 2020 at 9 a.m. Eastern Time, but stockholders will not be able to attend in person. The virtual meeting will provide stockholders with the ability to participate, vote their shares, and ask questions.

As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the annual meeting if you were a stockholder of record as of on March 23, 2020, the record date for the annual meeting.

To gain access to the meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/VSTM2020 (website will be active prior to the meeting) and enter the 16-digit control number provided on the proxy card, voting instruction form or notice regarding the availability of proxy materials previously received. The virtual meeting website will contain participation instructions.

Whether or not planning to attend the annual meeting, stockholders are encouraged to vote in advance of the annual meeting by one of the methods described in the proxy materials. Stockholders who have previously voted do not need to take any further action. The proxy card and voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the annual meeting.

For further information, please refer to the Company’s proxy statement and notice regarding the availability of proxy materials, filed with the SEC on April 8, 2020, each of which can be accessed at https://investor.verastem.com/financial-information/sec-filings under “Investors—SEC Filings.”

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a commercial biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including phosphoinositide 3-kinase (PI3K), focal adhesion kinase (FAK) and RAF/MEK inhibition.

Our first FDA approved product is available for the treatment of patients with certain types of indolent non-Hodgkin’s lymphoma (iNHL).

For more information, please visit www.verastem.com.

Source: Verastem, Inc.

Verastem Oncology:

Investors:

John Doyle

Vice President, Investor Relations & Finance

+1 781-469-1546

jdoyle@verastem.com

Media:

Lisa Buffington

Corporate Communications

+1 781-292-4205

lbuffington@verastem.com